UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 22, 2011
SPECIALTY VEHICLES LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

INDIANA	333-171241	45-6171524
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)
(574) 266-2500
(Registrant’s telephone number,
including area code)
N/A
(Former Name or Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 22, 2011, All American Group, Inc., an Indiana corporation (“AAG”) and William P. Johnson, as Trustee, entered into a Liquidating Trust Agreement, creating the Specialty Vehicles Liquidating Trust (the “Liquidating Trust”) under Indiana law. Mr. Johnson is the former Chairman of the Board of AAG. Units of beneficial interest in the Liquidating Trust (the “Units”) will be issued to former shareholders of AAG as part of the consideration in the merger described in Item 8.01 of this Report. A copy of the executed Liquidating Trust Agreement is being filed as Exhibit 99 to this Report and is incorporated herein by reference.
     If AAG’s Specialty Vehicles business is sold within the time periods and for the minimum net proceeds provided for the in the merger agreement described in Item 8.01 of this Report, the Liquidating Trust will receive the net proceeds of such sale in excess of $5 million and distribute such excess to the holders of the Units.
Item 8.01 Other Events.
     On March 24, 2011, AAG filed Articles of Merger with the Secretary of State of the State of Indiana, pursuant to which Acquisition Sub merged with and into AAG, with AAG continuing as the surviving corporation. As a result of the Merger, AAG became a wholly owned subsidiary of All American Group Holdings, LLC, a Delaware limited liability company (the “Acquiror”). Under the terms of the Merger Agreement, at the effective time of the Merger, each Common Share was canceled and ceased to exist, and except for those Common Shares held by AAG or its subsidiaries, Acquiror or its affiliates, or shareholders that perfect their dissenters’ rights under Indiana law, automatically converted into the right to receive $0.20 in cash, without interest, and one Unit of the Liquidating Trust (the “Merger Consideration”). Each Common Share held by Acquiror or its affiliates was converted into a right to receive one Unit of the Liquidating Trust. Common Shares held by shareholders that perfected dissenters’ rights under Indiana law ceased to be outstanding and entitle the holder only to the rights provided under Indiana law.
     The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2 to AAG’s Current Report on Form 8-K filed with the SEC on November 10, 2010, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) (99)	Liquidating Trust Agreement, dated as of March 22, 2011, by and between All American Group, Inc. and William P. Johnson, as Trustee (incorporated by reference to Exhibit 99 to the Current Report on Form 8-K of All American Group, Inc., filed March 22, 2011)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIALTY VEHICLES LIQUIDATING TRUST

Date: March 24, 2011	By:	/s/ William P. Johnson
William P. Johnson, Trustee